------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report (date of earliest event reported):
------------------------------------------------------------------------------
                               September 24, 2003



                        CBL & ASSOCIATES PROPERTIES, INC.
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                          1-12494                  62-1545718
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(State or other                  (Commission             (IRS Employer
jurisdiction of                  File Number)            Identification Number)
incorporation)


              2030 Hamilton Place Boulevard, Chattanooga, TN 37421
------------------------------------------------------------------------------
                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
------------------------------------------------------------------------------
                                 (423) 855-0001


              Former name or former address,if changed since last report:
------------------------------------------------------------------------------
                                      N/A

ITEM 5. Other Events and regulation FD Disclosure

     On September 24, 2003, CBL & Associates Properties, Inc. (the "Company) announced that it has formed a joint venture with Galileo America REIT, the U.S. affiliate of Australia-based Galileo America Shopping Trust, to invest in power and community centers throughout the United States. The Company's press release containing the announcement is attached as Exhibit 99.1. The Company held a conference call on September 24, 2003, to further discuss this announcement. A transcript of the Company's prepared remarks is attached as Exhibit 99.2. The
Company is also providing certain supplemental information concerning the properties included in the transaction, which is attached as Exhibit 99.3.


     The Company presents net operating income because the Company believes that it provides investors with useful information regarding the operating performance of shopping centers. The Company determines net operating income for shopping center properties by subtracting property operating expenses from property revenues


Item 7. Exhibits


                                  EXHIBIT INDEX

Exhibit
Number            Description
--------          -----------

 99.1 Press Release - CBL & Associates Properties Forms Joint Venture With Australian Property Investor

 99.2 Transcript of Conference Call - CBL & Associates Properties Forms Joint Venture With Australian Property Investor

 99.3 Supplemental Information - Related to Joint Venture With Galileo America REIT

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                        CBL & ASSOCIATES PROPERTIES, INC.

                                   /s/ John N. Foy
                      -------------------------------------------
                                  John N. Foy
                                 Vice Chairman,
                      Chief Financial Officer and Treasurer
                     (Authorized Officer of the Registrant,
                         Principal Financial Officer and
                          Principal Accounting Officer)


Date:  September 25, 2003

                                  EXHIBIT INDEX

Exhibit
Number            Description
--------          -----------

 99.1 Press Release - CBL & Associates Properties Forms Joint Venture With Australian Property Investor

 99.2 Transcript of Conference Call - CBL & Associates Properties Forms Joint Venture With Australian Property Investor

 99.3     Supplemental Information Related to Joint Venture with Galileo America
          REIT

                                                                Exhibit 99.1

              [LETTER HEAD OF CBL & ASSOCIATES PROPERTIES, INC. ]


Investor Contact:          John Foy
                           Vice Chairman and CFO
                           (423) 855-0001



           CBL & ASSOCIATES PROPERTIES FORMS JOINT VENTURE WITH AUSTRALIAN
                               PROPERTY INVESTOR
-------------------------------------------------------------------------------
                  CONTRIBUTES INTERESTS IN 51 COMMUNITY CENTERS

CHATTANOOGA, Tenn. (September 24, 2003) - CBL & Associates Properties, Inc. (NYSE:CBL) announced today that it has formed a joint venture with Galileo America REIT ("Galileo"), the U.S. affiliate of Australia-based Galileo America Shopping Trust, to invest in power and community centers throughout the United States. CBL will contribute to the joint venture 90% of its ownership interest in 51 power and community centers for total consideration of approximately $516 million. CBL will retain a 10% interest in the joint venture. Galileo America Shopping Trust has filed a product disclosure statement with the Australian securities authorities and expects to be listed on the Australian Stock Exchange during the fourth quarter under the ticker "ASX:GSA".

The 51 centers, including community centers under construction, will be contributed in three tranches in October 2003, January 2004 and January 2005. Net cash proceeds to CBL from the transaction are expected to be approximately $387 million, with $255 million received in tranche I, $56 million in tranche II and $76 million in tranche III. The contribution of the community center properties is expected to generate gains on a GAAP basis for CBL of approximately $99 million for the three tranches, of which $72 million will be reported in 2003, $22 million in 2004 and $5 million in 2005.

The Company expects that a significant portion of the taxable gain from this sale will be deferred. The net proceeds from the contribution of the properties will be reinvested in new developments, future mall acquisitions and other retail real estate opportunities. During 2002, the 47 properties in operation for the full year generated net operating income of $41.2 million.

The joint venture will assume approximately $99 million of existing debt on ten of the properties and CBL will retire $53 million in loans associated with two properties. The joint venture will obtain additional debt financing of approximately $160 million at the closing of the first two tranches. As a result of this transaction, CBL will eliminate $152 million of debt from its balance sheet.

                                       5
                                     -MORE-

Pursuant to a long-term agreement, CBL will be the exclusive manager for all of Galileo's properties in the United States, and will be entitled to management, leasing, acquisition, disposition and financing fees. CBL may also earn up to an additional $8 million based upon certain leasing and occupancy goals for the tranche I properties during the first six months from closing.

A committee that includes two members from CBL, two members from Galileo, and one independent member appointed jointly will manage the joint venture. Galileo Advisory LLC will provide advisory services to the joint venture.

Commenting on the announcement, Charles B. Lebovitz, chairman and chief executive officer of CBL said, "We are excited about our association with Galileo and the opportunities this new venture creates. The Galileo team brings an experienced group of professionals to the venture, and we believe this combination will generate excellent growth for both CBL and Galileo shareholders. The formation of the joint venture and the contribution of 51 power and community centers will not in any way minimize our continuing commitment to pursue all areas of our business plan. By retaining an interest in the 51 power and community centers while continuing to manage and lease these properties, as well as sourcing new acquisition opportunities for Galileo, we expect to be even more active in all components of the shopping center business. In addition, we intend to maintain an active pipeline of new community center developments to serve the growing expansion needs of our retailers.

"An important component of our success over the years has been the ability to meet the needs of a wide range of retailers through the development and acquisition of regional malls, associated centers and community shopping centers. We have long stated that we would only consider a transaction involving our community center portfolio that allows us to fully realize the value inherent in our portfolio and generate a favorable long-term return to our shareholders. During the past several years we have achieved these goals through one-off sales of individual properties. The joint venture with Galileo presents a unique opportunity that will enable us to generate a greater return for our shareholders as well as provide access to a new and growing source of capital via the Australian public markets."

This transaction does not involve any of CBL's regional malls and associated centers nor affect its development programs. This transaction would be consistent with the Company's long-stated goal of maximizing shareholder value through the development, acquisition and disposition of retail properties.

Neil Werrett, managing director of Galileo Fund Management Ltd, added, "We are very excited about the relationship with CBL. This transaction affords us the opportunity to invest in power and community centers in the largest retail market in the world. This portfolio has a track record of strong occupancy and growth and benefits from diversity in its tenant base and market locations as well as possessing an attractive lease expiry profile and market demographics. Our offering is being well received in Australia. We have assembled an experienced team to provide advisory services to the joint venture, and our investors are looking forward to growing the joint venture in the United States."

CBL & Associates Properties will conduct a conference call on September 24, 2003, at 10:30 a.m. EDT to further discuss this announcement and will provide an online Web simulcast and rebroadcast of this conference call. The number to call for this interactive teleconference is (913) 981-5532. A replay of the conference call will be available until September 30, 2003, by dialing (719) 457-0820 and entering the passcode, 756099. The live Web simulcast of the conference call will be available online at the Company's Web site at
www.cblproperties.com,                 as                 well                as
www.firstcallevents.com/service/ajwz389199364gf12.html. The online replay will follow shortly after the call and continue through October 8, 2003.

CBL & Associates Properties, Inc. has 57 enclosed regional malls in its portfolio of 163 properties in 25 states totaling 61.1 million square feet including 2.6 million square feet of non-owned shopping centers managed for third parties. The Company has four projects under construction totaling approximately 1.6 million square feet, including one mall - Coastal Grand - Myrtle Beach, SC, one associated center and two community centers plus five mall renovations. In addition to its office in Chattanooga, TN, the Company has a regional office in Boston (Waltham), MA. Additional information about the Company can be found on its website at www.cblproperties.com.

                                       6
                                     -MORE-

Galileo Shopping America Trust is a newly formed Australian property trust created to invest in a joint venture with CBL & Associates Properties, Inc., an owner and developer of shopping centers for over 25 years and listed on the New York Stock Exchange under the ticker, "CBL." The Trust will invest in power and community shopping centers in the United States. The Trust's portfolio will include 51 power and community shopping centers totaling 6.6 million square feet in 16 states, with Waterford Commons and Wilkes-Barre Township MarketPlace currently under construction.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.

Reconciliation of Net Operating Income To Net Income
(In Thousands)

                                                                        Year Ended
                                                                       December 31,
                                                                           2002
                                                                     -----------------
Net operating income:
   Tranche I properties                                              $          32,483
   Tranche II properties                                                         3,714
   Tranche III properties                                                        5,025
                                                                     -----------------
Net operating income of contributed properties                                  41,222
Adjustments:
Depreciation and amortization:
   Tranche I properties                                                         (7,688)
   Tranche II properties                                                          (844)
   Tranche III properties                                                         (892)
Interest expense:
   Tranche I properties                                                         (8,182)
   Tranche II properties                                                          (394)
   Tranche III properties                                                         (455)
Loss on extinguishment of debt:
   Tranche I properties                                                           (423)
   Tranche II properties                                                           (18)
   Tranche III properties                                                         (126)
Gain on sale - Tranche II properties                                             1,379
                                                                     -----------------
Net income of contributed properties                                            23,579
All other net income, net of preferred dividends                                50,408
                                                                     -----------------
Consolidated net income available to common shareholders             $          73,987
                                                                     =================

                                       7
                                     -END-

                                                                Exhibit 99.2


CBL & ASSOCIATES PROPERTIES, INC.

Transcript of Conference Call                              September 24, 2003
-----------------------------------------------------------------------------


Good morning everyone. This is John Foy. We appreciate your participation in today's call to discuss our announcement of the Joint Venture formed with Galileo America Shopping Trust. With me today is Stephen Lebovitz, President and Charlie Willett, Sr. Vice President. Before we begin, I would like to have Kelly Sargent read the safe harbor disclosure.

This conference call contains "forward-looking" statements within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. During our discussion today, references made to per share are based upon a fully diluted converted share. We direct you to the Company's various filings with the Securities and Exchange Commission including, without limitation, the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.

During this conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. An explanation of each non-GAAP financial measure discussed and a reconciliation of each non-GAAP financial measure to the comparable GAAP financial measure will be included in a Form 8-K to be filed today.

I would like to note that a transcript of our prepared remarks including a list of the community centers contributed to the joint venture, will be furnished to the SEC as a Form 8-K and will be available on our website. This call is also available for replay on the Internet through a link on our website at cblproperties.com. This conference call is the property of CBL & Associates Properties, Inc. Any redistribution, retransmission or rebroadcast of this call without the express written consent of CBL is strictly prohibited.

I would like to note that in addition to our 8-K filing with the SEC, a recording of this call, including any questions and answers which may follow at the end of our comments, will be available for replay on our web site at cblproperties.com beginning shortly after this call and running through October 8, 2003.

Overall Rationale and Strategy
------------------------------
Earlier  today we  announced  that we have formed a joint  venture  with Galileo
America Shopping Trust, wherein CBL will contribute 90% of its ownership interest in 51 power and community centers and retain a 10% interest. We are very excited about this transaction and are looking forward to working with the experienced team at Galileo. CBL`s power and community centers are the foundation for Galileo and CBL to grow the portfolio with Australian capital. Galileo's and CBL's objective is to continue to invest in quality power and community centers in the United States that are competitive and well located in their respective markets.

CBL & ASSOCIATES PROPERTIES, INC.

Transcript of Conference Call                              September 24, 2003
-----------------------------------------------------------------------------

The joint venture will engage CBL as the exclusive leasing and managing agent for this 51-property portfolio. We will earn fees for various services including management, leasing, acquisition, and disposition as well as financing fees. Our experienced in-place team of community center professionals will handle these operations and provide management services.

We will continue to be very active in the development of power and community centers. As we have long stated, community centers are valuable assets that have provided and will continue to be a source of generating capital for the company.

Prior to this transaction, we have recycled our capital through one-off dispositions of community centers. This transaction met our stringent criteria of not only raising attractively priced capital, but also providing long-term growth opportunities. Through our new joint venture partner we will have access to the capital markets in Australia.

As a result of this transaction, our company assets will consist primarily of regional malls and associated centers. Since our IPO in 1993 we have grown our regional mall portfolio from 14 regional malls to 57 regional malls today. Our portfolio of 22 associated centers is not included in this transaction as we view them as integral to the regional mall retail complex. While this transaction clearly focuses our company's portfolio on regional mall assets, we remain fully committed to all facets of the shopping center business and we will continue to pursue development and acquisition of community centers.

Excluding the properties involved in this joint venture, CBL's remaining portfolio now has 12 community centers. Three of these centers are under contract for sale and the remaining nine will remain in CBL's portfolio or will be sold once the opportunity to create value occurs.

Financial Strategy
------------------
     The net cash proceeds to us from the portfolio sale are approximately $387 million. The proceeds will be received in three tranches. Tranche I, scheduled to close in late October, amounts to $255 million, with Tranche II producing $56 million and closing in January 2004. Tranche III is scheduled to close one year later providing an additional $76 million. The joint venture will assume approximately $99 million of the existing long-term fixed rate debt on these properties. CBL will retire $53 million of variable rate loans, and eliminate approximately $152 million of total debt from CBL's balance sheet.

CBL & ASSOCIATES PROPERTIES, INC.

Transcript of Conference Call                              September 24, 2003
-----------------------------------------------------------------------------

     We stated in the press release that the 2002 NOI for three tranches of the 47 operating community centers was $38.5 million, however we are amending this NOI as $41.2 million. The six-month ended 2003 NOI for the operating properties in the transaction for the three tranches was $21.3 million. A schedule of this will be attached to the Form 8-K.

CBL's 10% stake in the joint venture will be reported as investments in unconsolidated affiliates in our consolidated financial statements. For this transaction CBL will record approximately $31.5 million in investment in unconsolidated affiliates, which is $57.3 million in gross investment less $25.8 million of debt.

     The joint venture includes projects that are under development and in the lease up stage. In order to realize the full value for these projects, CBL has agreed to master lease this specific space for up to five years. As we lease the each applicable space, CBL will be released from the master lease obligation. Our maximum obligation annually for the master lease will be approximately $4.7 million and based upon leased and committed spaces, our obligation has already been significantly reduced by our leasing results through today.

FINANCIAL IMPLICATIONS

A significant portion of the taxable gain on the sale of the centers will be offset by the purchase of the Faison Malls via a section 1031 tax-free exchange. Based on our projections after taking into consideration this tax-free exchange, we expect a taxable gain of $14.2 million to be reported in 2003 and a taxable gain of $23.0 million to be reported in 2004. However, we believe this net taxable gain number may be significantly reduced by further 1031 tax-free exchanges that we intend to explore.

We anticipate that the proceeds from the contribution of the power and community center properties are to be reinvested in new development projects and regional mall acquisition opportunities. As we have always stated we do not budget for acquisitions because we do not think it is prudent to make an acquisition merely to achieve budgeted projections. We will continue to remain conservative with acquisitions by only pursuing those that can create additional long-term value for our shareholders.

Now I would like to hand the call over to Stephen Lebovitz.

JOINT VENTURE PARTNERSHIP'S MANAGEMENT

     A five-member management committee will have the sole authority to make all operating and other decisions for the joint venture including: budgeting; acquiring, selling or exchanging real estate; pledging any of the joint venture's assets to any mortgages or liens; and financing. The five committee members are: Charlie Willett and John Foy from CBL, two members of Galileo and one additional independent member, Robert F. Welanetz, SCSM former President/CEO of Jones Lang LaSalle in Atlanta, who has been jointly appointed by us and Galileo.

CBL & ASSOCIATES PROPERTIES, INC.

Transcript of Conference Call                              September 24, 2003
-----------------------------------------------------------------------------

     The two members of the committee from Galileo are Neil Werrett and Susan MacDonald. Neil Werrett is the Managing Director and founder of Galileo Funds Management Limited. Most recently Neil was Global Head, Corporate Transactions and Product Development at AMP Henderson Global Investors in Australia, where he was employed for 24 years in various roles. Susan MacDonald is the Executive Director/Manager for the Trust. Susan will manage the day-to-day operations of the Trust. Susan was formerly Managing Director, AMP Shopping Centres in Australia. Prior to AMP, Susan was Asset Management Director for Lend Lease Europe, based in London, England. We are excited to have these two very talented and experienced members as part of the joint venture.

JOINT VENTURE PARTNERSHIP'S MANAGEMENT AGREEMENT

The property management agreement includes the following key points:

1. CBL will manage the properties for fees based on 3.5% of gross revenues collected.
2. CBL has the right to terminate the management agreement at the end of 3-years if the fee arrangement is unsatisfactory in CBL's sole opinion.
3. CBL will receive acquisition fees of 80 basis points, leasing fees of 5% of new leases and 3% of renewal leases and finance fees of 40 basis points of borrowings, which does not include the borrowings of the joint venture to acquire the inital 51 properties.

COMMUNITY CENTER DEVELOPMENT

CBL is not restricted in any way from developing and holding non-mall assets for its portfolio. As acquisition opportunities for non-mall assets arise we will first present those to the joint venture committee. If CBL elects to sell newly developed or other non-mall assets it owns, the joint venture will be given the first right to purchase. This arrangement remains in place only so long as we manage the joint venture's properties.

Summary
-------
In summary, we are very excited about this transaction with our new Australian joint venture partner as it provides both of us tremendous opportunities for our companies to grow through development, management and acquisitions. We have known the principals of Galileo for some time and have visited with them both in Australia and in the United States.

This transaction was executed with favorable pricing and upside potential through the 10% retained ownership interests in the properties and the fees to be generated by the portfolio. While the transaction will have a dilutive impact until we reinvest these funds, we believe that the benefits of this transaction and the future growth potential it provides, makes this an exciting transaction for us.

Following this transaction, the CBL portfolio will contain 57 regional malls and 31 non-mall properties. We continue to be the largest regional mall owner in the Southeast and have a growing presence in the Midwest and other parts of the county. With this transaction we are well positioned to take advantage of acquisition and development opportunities and to maximize the value to our shareholders.

We will now be happy to answer any questions you may have.

                                                                   Exhibit 99.3

                                CBL & Associates Properties, Inc.
    Supplemental Information Related to Joint Venture with Galileo America REIT


Schedule of Leasable GLA and GLA Owned by Anchors by Tranche

                                                                                         GLA
                                                                  --------------------------------------------------
                                                                                       Owned by
                           Description                                  Total           Anchor           Leasable
--------------------------------------------------------------------------------------------------------------------
Tranche 1 Properties
--------------------
58 Crossing - Chattanooga, TN                                              49,984               -          49,984
Anderson Plaza - Greenwood, SC                                             46,258               -          46,258
Beach Crossing - Myrtle Beach, SC                                          45,790               -          45,790
Briarcliff Square - Oakridge, TN                                           41,778               -          41,778
Buena Vista Village and Expansion - Columbus, GA                          151,320         133,820          17,500
Bulloch Plaza - Statesboro, GA                                             39,264               -          39,264
Chestnut Hills - Murray, KY                                                68,364               -          68,364
Coastal  Way - Spring Hill, FL                                            196,695          86,071         110,624
Cobblestone Village - St. Augustine, FL                                   260,960               -         260,960
Collins Park Commons - Plant City, FL                                      37,458               -          37,458
Cortlandt Town Center - Cortlandt, NY                                     763,260         133,243         630,017
Cosby Station - Douglasville, GA                                           77,811               -          77,811
County Park Plaza - Scottsboro, AL                                         60,750               -          60,750
Devonshire Place - Cary, NC                                               104,414               -         104,414
East Ridge Crossing - East Ridge, TN                                       58,950               -          58,950
Garden City Plaza - Garden City, KS                                       188,446         112,200          76,246
Greenport Towne Center - Hudson, NY                                       191,622         116,097          75,525
Hampton Plaza - Tampa, FL                                                  44,420               -          44,420
Henderson Square - Henderson, NC                                          269,927         103,998         165,929
Jasper Square - Jasper, AL                                                 95,950          45,400          50,550
Kingston Overlook - Knoxville, TN                                         119,350               -         119,350
Lady's Island - Beaufort, SC                                               60,687               -          60,687
Lionshead Village - Nashville, TN                                          99,165               -          99,165
Lunenburg Crossing - Lunenburg, MA                                        198,115         172,600          25,515
Market Place at Flower Mound - Flower Mound, TX                           113,349               -         113,349
North Haven Crossing - North Haven, CT                                    104,612               -         104,612
Northridge Plaza - Hilton Head, SC                                        129,570          50,000          79,570
Northwoods Plaza - Albermarle, NC                                          32,705               -          32,705
Seacoast Shopping Center - Seabrook, NH                                   232,769         141,079          91,690
Springhurst Towne Center - Louisville, KY                                 812,222         395,750         416,472
Statesboro Square - Statesboro, GA                                         41,000               -          41,000
Strawbridge Marketplace - Strawbridge, VA                                  43,765               -          43,765
Suburban Plaza - Knoxville, TN                                            128,647               -         128,647
Valley Commons - Salem, VA                                                 45,580               -          45,580
Bartow Village - Bartow, FL                                                40,520               -          40,520
Cedar Bluff Crossing - Knoxville, TN                                       53,050               -          53,050
Conway Plaza - Conway, SC                                                  33,000               -          33,000
Perimeter Place - Chattanooga, TN                                         156,945         102,420          54,525


                                       12

Schedule of Leasable GLA and GLA Owned by Anchors by Tranche

                                                                                         GLA
                                                                  --------------------------------------------------
                                                                                       Owned by
                           Description                                  Total           Anchor           Leasable
--------------------------------------------------------------------------------------------------------------------

Rawlinson Place - Rock Hill, SC                                            35,750               -          35,750
Shenandoah Crossing - Roanoke, VA                                          28,600               -          28,600
Southgate Crossing - Bristol, TN                                           40,100               -          40,100
                                                                  --------------------------------------------------
Subtotal - Tranche 1 properties                                         5,342,922       1,592,678       3,750,244
                                                                  --------------------------------------------------

Tranche 2 Properties
--------------------
Longview Crossing - Hickory, NC                                            40,598               -          40,598
Springs Crossing - Hickory, NC                                             42,920               -          42,920
Stone East Plaza - Kingsport, TN                                           45,259               -          45,259
Valley Crossing - Hickory, NC                                             186,077               -         186,077
Waterford Commons - Waterford, CT                                         348,186         110,789         237,397
Willow Springs Plaza - Nashua, NH                                         224,753          94,000         130,753
                                                                  --------------------------------------------------
Subtotal - Tranche 2 properties                                           887,793         204,789         683,004
                                                                  --------------------------------------------------

Tranche 3 Properties
--------------------
B J's Plaza - Portland, ME                                                104,233               -         104,233
Charter Oak Marketplace - Hartford, CT                                    312,621         216,221          96,400
Garden City Plaza Expansion - Garden City, KS                              26,488               -          26,488
Springdale Mall & Bebos - Mobile, AL                                      968,962         280,000         688,962
Wilkes-Barre Township Marketplace - Wilkes-Barre, PA                      281,007         204,157          76,850
                                                                  --------------------------------------------------
Subtotal - Tranche 3 properties                                         1,693,311         700,378         992,933
                                                                  --------------------------------------------------

Total                                                                   7,924,026       2,497,845       5,426,181
                                                                  ==================================================

Reconciliation of Net Operating Income to Net Income
(In thousands)

                                                                                                  Six Months
                                                                         Year Ended                  Ended
                                                                     December 31, 2002          June 30, 2003
                                                                  ------------------------ -------------------------

Net operating income:
          Tranche I properties                                           $   32,483               $   16,978
          Tranche II properties                                               3,714                    2,042
          Tranche III properties                                              5,025                    2,313
                                                                  ------------------------ -------------------------

Net operating income of contributed properties                               41,222                   21,333
Adjustments:
Depreciation and amortization:
          Tranche I properties                                               (7,688)                  (3,998)
          Tranche II properties                                                (844)                    (441)
          Tranche III properties                                               (892)                    (515)
Interest expense:
          Tranche I properties                                               (8,182)                  (3,659)
          Tranche II properties                                                (394)                    (162)
          Tranche III properties                                               (455)                    (141)
Loss on extinguishment of debt:
          Tranche I properties                                                 (423)                       -
          Tranche II properties                                                 (18)                       -
          Tranche III properties                                               (126)                       -
Gain on sales of real estate assets:
          Tranche I properties                                                    -                      146
          Tranche II properties                                               1,379                      642
          Tranche III properties                                                  -                        -
                                                                  ------------------------ -------------------------

Net income of contributed properties                                         23,579                   13,205

All other net income, net of preferred dividends                             50,408                   30,593
                                                                  ------------------------ -------------------------
Consolidated net income available to common shareholders                 $   73,987               $   43,798
                                                                  ======================== =========================